EXHIBIT 99.1

BK Technologies Closes Out Year With Over 11,200 Radios Delivered in the Fourth

Quarter 2022; Brings Year End Delivery Total to Over 25,000 Radios

WEST MELBOURNE, FL January 4, 2023 / BK Technologies Corporation (NYSE American: BKTI) (the “Company” or “BK Technologies”) today announced that it has delivered approximately 11,200 radios in the fourth quarter of 2022. The Company delivered a total of approximately 25,200 radios in 2022, up from 22,500 radios delivered for full year 2021.

John Suzuki, CEO of BK Technologies, commented, “We are pleased to close the year out having exceeded our delivery target for the fourth quarter of 2022, representing both increased demand for our radios, an improved supply chain and increased production capacity at our state-of-the art facilities.  We continue to target delivering at least 32,000 radios to customers in the coming year, and we look forward to providing a full business update when we report our fourth quarter and year end 2022 results in March.”

Kyle Cerminara, Chairman of BK Technologies stated, “The BKR 5000 has proven to be in high demand with both new and existing customers.  We are encouraged by the increased shipments in the fourth quarter to fulfill 2022’s record orders.  With many of the supply chain issues behind us and increased manufacturing capacity, we look forward to continuing to fulfill demand as we move through 2023.  We are also looking forward to finally having the BKR 9000 in our suite of products.”

About BK Technologies

BK Technologies Corporation manufactures high-specification, American-made communications equipment of unsurpassed reliability and value for use by public safety professionals and government agencies. BK Technologies SaaS business focuses on new, innovative public safety smartphone services that will make the first responders safer or more productive.   BK Technologies is honored to serve these heroes when every moment counts. The Company’s common stock trades on the NYSE American market under the symbol “BKTI”. Maintaining its headquarters and primary manufacturing facility in West Melbourne, Florida, BK Technologies can be contacted through its web site at www.bktechnologies.com or directly at 1-800-821-2900.

Forward-Looking Statements

This press release contains certain forward-looking statements that are made pursuant to the “Safe Harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements concern the Company’s operations, economic performance, and financial condition, including, but not limited to, statements regarding the expected timing for the launch of the BKR 9000 and the Company’s long-term strategic plan, and are based largely on the Company’s beliefs and expectations. These statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results, performance, or achievements of the Company, or industry results, to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. Such factors and risks, some of which have been, and may further be, exacerbated by the COVID-19 pandemic and geopolitical events, include, among others, the following: changes or advances in technology; the success of our land mobile radio product line; disruption in the global supply chain creating delays, unavailability and adverse conditions; successful introduction of new products and technologies, including our ability to successfully develop and sell our anticipated new multiband product and other related products in the planned new BKR Series product line and our announced SaaS solutions; competition in the land mobile radio industry; general economic and business conditions, including higher inflation and its impacts, federal, state and local government budget deficits and spending limitations, any impact from a prolonged shutdown of the U.S. Government, the ongoing effects of the COVID-19 pandemic and the ongoing war in Ukraine, including the imposition of additional sanctions and export controls, as well as the broader impacts to financial markets and the global macroeconomic and geopolitical environments; the availability, terms and deployment of capital; reliance on contract manufacturers and suppliers; risks associated with fixed-price contracts; heavy reliance on sales to agencies of the U.S. Government and our ability to comply with the requirements of contracts, laws and regulations related to such sales; allocations by government agencies among multiple approved suppliers under existing agreements; our ability to comply with U.S. tax laws and utilize deferred tax assets; our ability to attract and retain executive officers, skilled workers and key personnel; our ability to manage our growth; our ability to identify potential candidates for, and to consummate, acquisition, disposition or investment transactions, and risks incumbent to being a noncontrolling interest stockholder in a corporation; impact of the COVID-19 pandemic or the ongoing war in Ukraine on the companies in which the Company holds investments; impact of our capital allocation strategy; risks related to maintaining our brand and reputation; impact of government regulation; impact of rising health care costs; our business with manufacturers located in other countries, including changes in the U.S. Government and foreign governments’ trade and tariff policies, as well as any further impact resulting from the COVID-19 pandemic or the ongoing war in Ukraine; our inventory and debt levels; protection of our intellectual property rights; fluctuation in our operating results and stock price; acts of war or terrorism, natural disasters and other catastrophic events, such as severe weather events, the COVID-19 pandemic and geopolitical events; any infringement claims; data security breaches, cyber-attacks and other factors impacting our technology systems; availability of adequate insurance coverage; maintenance of our NYSE American listing; risks related to being a holding company; and the effect on our stock price and ability to raise equity capital of future sales of shares of our common stock. Certain of these factors and risks, as well as other risks and uncertainties, are stated in more detail in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, and in the Company’s subsequent filings with the SEC. These forward-looking statements are made as of the date of this press release, and the Company assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statement.

Company Contact:

IMS Investor Relations

John Nesbett/Jennifer Belodeau

bktechnologies@imsinvestorrelations.com

(203) 972-9200

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